FOR IMMEDIATE RELEASE                                                                                                               EXHIBIT 99

Corporate News

Baxter International Inc.

One Baxter Parkway

Deerfield, IL 60015

Baxter

Media contacts:	Deborah Spak, (847) 948-2349
Sally Benjamin Young, (847) 948-2304
Investor contacts:	Neville Jeharajah, (847) 948-2875
Mary Kay Ladone, (847) 948-3371

BAXTER ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2003 RESULTS

Sales and Earnings Increase in the Fourth Quarter

John Greisch Replaces Thomas Glanzmann

as President of Baxter’s BioScience Business

DEERFIELD, Ill., January 29, 2004—Baxter International Inc. (NYSE:BAX) today reported fourth quarter results, ending the year at $8.9 billion in sales and net earnings per diluted share from continuing operations of $1.52.

Summary of Fourth Quarter Results

Baxter’s sales in the fourth quarter grew 12 percent to $2.5 billion, favorably impacted by 6 percentage points from foreign exchange. Domestic sales grew 12 percent and international sales grew 13 percent. Baxter’s Medication Delivery sales for the first time exceeded $1 billion in a quarter, growing 14 percent to $1.1 billion, driven by strong drug delivery and anesthesia sales. BioScience sales increased 11 percent in the fourth quarter, totaling $938 million, led by strong sales of recombinant products used in the treatment of hemophilia, which grew 27 percent. Baxter’s Renal business benefited from the favorable impact of foreign exchange in the quarter, growing 9 percent to $497 million.

- more -

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 2

Earnings from continuing operations in the fourth quarter totaled $378 million, or $0.62 per diluted share. The company’s fourth quarter results included a $0.03 per diluted share gain from the sale of Baxter’s stake in Acambis, Inc., as well as $0.04 per diluted share benefit from the initiatives completed to date relating to the restructuring previously announced in July 2003.

Summary of Full-Year 2003 Financial Results

For the full-year, Baxter’s sales grew 10 percent to $8.9 billion, favorably impacted by 5 percentage points from foreign exchange. Domestic sales grew 8 percent to $4.3 billion and international sales grew 12 percent to $4.6 billion. Medication Delivery sales totaled $3.8 billion for the year, an increase of 16 percent. BioScience sales grew 6 percent to $3.3 billion, and Renal sales were up 6 percent in 2003, totaling $1.8 billion.

For full-year 2003, earnings from continuing operations totaled $922 million or $1.52 per diluted share. Baxter’s 2003 results included a second quarter restructuring charge of $0.33 per diluted share.

Baxter generated $1.4 billion in cash flow from continuing operations in 2003 after contributing $87 million to the company’s pension trusts.

Update on Restructuring Progress and 2004 Outlook

Baxter is on track to achieve anticipated savings from the restructuring announced in July 2003, which involved closing and/or consolidating several facilities, simplifying infrastructure and eliminating approximately 3,000 positions worldwide. Three-quarters of the positions have been eliminated to date, with the remainder slated to occur in 2004 in compliance with local country requirements.

- more -

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 3

“Over the next year we will be implementing considerable changes at Baxter designed to strengthen our core businesses and position us well for the future,” said Thomas T. Stallkamp, lead director for Baxter’s board of directors.

Baxter’s board and management team will accelerate efforts to improve profitability and cash flow. In the process, the company expects that additional positions will be eliminated. The company is targeting additional cost reductions of $200 to $300 million on an annual basis when fully implemented. The company expects to take restructuring charges beginning in the second quarter of 2004.

“We believe that Baxter will emerge as a more profitable company for shareholders, while continuing to be a formidable competitor, a valued partner to customers and patients, and an exciting and rewarding employer for its team members,” Stallkamp added.

For the first quarter 2004, the company expects its sales growth to be between 3 and 5 percent, excluding the impact of foreign currency, and to generate earnings per diluted share of $0.28 to $0.31.

For full-year 2004, Baxter expects sales growth to be between 3 and 5 percent, excluding the impact of foreign currency; earnings per diluted share of $1.75 to $1.85, excluding the impact of additional restructuring; and cash flow from continuing operations of approximately $1.5 billion.

“We are committed to taking the steps necessary to establish a strong foundation for improved profitability and consistency in our financial performance,” said Brian P. Anderson, chief financial officer.

- more -

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 4

Greisch Appointed President of Baxter’s BioScience Business

John J. Greisch, age 48, has been named corporate vice president of Baxter and president of the company’s BioScience business. Previously, Greisch served as vice president of finance and strategy for the BioScience business. Greisch joined Baxter in 2002 as the vice president of finance for Baxter’s Renal business. Previously he was president and CEO of FleetPride Corporation, a distribution company. Greisch replaces Thomas Glanzmann, who has announced that he will be leaving the company.

A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on Baxter’s website at www.baxter.com beginning at 7:30 a.m. CST on January 29, 2004. Please visit Baxter’s website for additional information.

Baxter International Inc., through its subsidiaries, assists health-care professionals and their patients with treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients’ lives.

(Baxter is a registered trademark of Baxter International Inc. and its affiliates.)

This news release contains forward-looking statements that involve risks and uncertainties, including the company’s ability to realize in a timely fashion the anticipated benefits of restructuring initiatives, the effect of economic conditions, the impact of the geographic mix of the company’s sales, actions of regulatory bodies, product development risks, product demand and market acceptance, the impact of competitive products and pricing, foreign currency exchange rates and other risks detailed in the company’s filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results or experience could differ materially from the forward-looking statements.

# # #

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 5

BAXTER INTERNATIONAL INC.

Consolidated Statements of Income

(unaudited)

($ in millions, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2003	2002	Change	2003	2002	Change
CONTINUING OPERATIONS (Before Accounting Changes):
NET SALES	$2,537	$2,261	12%	$8,916	$8,110	10%

GROSS PROFIT	1,140	1,058	8%	3,965	3,792	5%
% to Sales	44.9%	46.8%	(1.9 pts )	44.5%	46.8%	(2.3 pts )

MARKETING AND ADMINISTRATIVE EXPENSES	481	412	17%	1,796	1,562	15%
% to Sales	19.0%	18.2%	0.8 pts	20.1%	19.3%	0.8 pts %

RESEARCH AND DEVELOPMENT EXPENSES	141	142	(1%)	553	501	10%

IN-PROCESS RESEARCH AND DEVELOPMENT	—	112	(100%)	—	163	(100%)

RESTRUCTURING CHARGES	—	26	(100%)	337	26	1,196%

OPERATING INCOME	518	366	42%	1,279	1,540	(17%)

% to Sales	20.4%	16.2%	4.2pts	14.3%	19.0%	(4.7 pts )

INTEREST, NET	16	10	60%	87	51	71%

OTHER (INCOME) EXPENSE	(4)	10	(140%)	42	92	(54%)

INCOME BEFORE INCOME TAXES	506	346	46%	1,150	1,397	(18%)

INCOME TAX EXPENSE	128	87	47%	228	364	(37%)

INCOME FROM CONTINUING OPERATIONS	$378	$259	46%	$922	$1,033	(11%)

BASIC EPS FROM CONTINUING OPERATIONS	$0.62	$0.43	44%	$1.54	$1.72	(10%)

DILUTED EPS FROM CONTINUING OPERATIONS	$0.62	$0.42	48%	$1.52	$1.67	(9%)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	611	598		599	600
Diluted	614	619		606	618

RECONCILIATION TO NET INCOME
Income from continuing operations	$378	$259		$922	$1,033
Discontinued operations	(7)	(250)		(24)	(255)
Cumulative effect of accounting changes	—	—		(17)	—

Net income	$371	$9		$881	$778

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 6

Baxter International Inc.

Net Sales from Continuing Operations

Period Ending December 31, 2003

(unaudited)

($ in millions)	Q4 2003	Q4 2002	% Growth	FY 2003	FY 2002	% Growth
BioScience
United States	474	422	12%	1,532	1,554	(1%)
International	464	420	10%	1,739	1,542	13%
Total	938	842	11%	3,271	3,096	6%

Medication Delivery
United States	685	603	13%	2,353	2,020	16%
International	417	361	16%	1,485	1,297	15%
Total	1,102	964	14%	3,838	3,317	16%

Renal
United States	100	102	(2%)	394	400	(1%)
International	397	353	12%	1,413	1,297	9%
Total	497	455	9%	1,807	1,697	6%

Baxter International Inc.
United States	1,259	1,127	12%	4,279	3,974	8%
International	1,278	1,134	13%	4,637	4,136	12%
Total	2,537	2,261	12%	8,916	8,110	10%

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 7

Baxter International Inc.

Key Product Line Sales by Quarter

Period Ending December 31, 2003

(unaudited)

			2003					2002				% Growth

($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
BioScience
Recombinants	244	253	291	337	1,125	232	247	255	265	999	5%	3%	14%	27%	13%
Plasma Proteins [1]	229	230	251	295	1,005	238	241	251	278	1,008	(4%)	(4%)	0%	6%	0%
Antibody Therapy	67	71	77	96	311	76	73	83	86	318	(12%)	(4%)	(8%)	12%	(2%)
Transfusion Therapies [2]	134	136	133	150	553	130	131	130	157	548	3%	3%	3%	(4%)	1%
Other [3]	66	83	68	60	277	70	40	57	56	223	(5%)	102%	23%	3%	24%

Total BioScience	740	773	820	938	3,271	746	732	776	842	3,096	(1%)	5%	6%	11%	6%

Medication Delivery
IV Therapies [4]	248	271	275	306	1,100	223	240	244	275	982	11%	13%	13%	11%	12%
Drug Delivery	161	168	175	195	699	132	134	147	167	580	21%	26%	19%	16%	20%
Electronic Infusion Systems	166	191	199	258	814	166	178	181	232	757	0%	7%	10%	11%	8%
Anesthesia [5]	181	201	197	229	808	107	147	138	176	568	69%	37%	42%	30%	42%
Other [6]	94	107	102	114	417	100	106	110	114	430	(6%)	0%	(6%)	1%	(3%)

Total Medication Delivery [7]	850	938	948	1,102	3,838	728	805	820	964	3,317	17%	17%	16%	14%	16%

Renal
PD Therapy	301	337	339	367	1,344	300	304	325	333	1,262	0%	11%	4%	10%	6%
HD Therapy	103	111	107	125	446	97	99	106	116	418	6%	12%	1%	8%	7%
Other	3	4	5	5	17	4	5	2	6	17	(34%)	0%	62%	(8%)	(2%)

Total Renal	407	452	451	497	1,807	401	408	433	455	1,697	2%	11%	4%	9%	6%

TOTAL BAXTER	1,997	2,163	2,219	2,537	8,916	1,875	1,945	2,029	2,261	8,110	6%	11%	9%	12%	10%

[1]	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, plasma-based biosurgery (Tisseel) and other plasma-based products.

[2]	Formerly referred to as Fenwal.

[3]	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).

[4]	Principally includes intravenous solutions and nutritional products.

[5]	Includes ESI Lederle.

[6]	Principally includes oncology and other hospital-distributed products.

[7]	Sales of pain management products, which were previously included in Anesthesia, are now reported in either Electronic Infusion Systems or Other, depending on the product. All prior sales data has been reclassified to reflect this change.

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 8

Baxter International Inc.

Key Product Line Sales—US/International

Period Ending December 31, 2003

(unaudited)

	2003			2002			% Growth
($ in millions)	US	International	Total	US	International	Total	US		International		Total
BioScience
Recombinants	549	576	1,125	526	473	999	5%		22%		13%
Plasma Proteins[1]	467	538	1,005	507	501	1,008	(8%	)	7%		0%
Antibody Therapy	179	132	311	202	116	318	(11%	)	14%		(2%	)
Transfusion Therapies[2]	268	285	553	296	252	548	(9%	)	13%		1%
Other[3]	69	208	277	23	200	223	200%		4%		24%

Total BioScience	1,532	1,739	3,271	1,554	1,542	3,096	(1%	)	13%		6%

Medication Delivery
IV Therapies[4]	426	674	1,100	421	561	982	1%		20%		12%
Drug Delivery	527	172	699	438	142	580	20%		22%		20%
Electronic Infusion Systems	630	184	814	612	145	757	3%		26%		8%
Anesthesia[5]	741	67	808	508	60	568	46%		13%		42%
Other[6]	29	388	417	41	389	430	(29%	)	0%		(3%	)

Total Medication Delivery[7]	2,353	1,485	3,838	2,020	1,297	3,317	16%		15%		16%

Renal
PD Therapy	255	1,089	1,344	260	1,002	1,262	(2%	)	9%		6%
HD Therapy	128	318	446	133	285	418	(4%	)	12%		7%
Other	11	6	17	7	10	17	57%		(40%	)	(2%	)

Total Renal	394	1,413	1,807	400	1,297	1,697	(1%	)	9%		6%

TOTAL BAXTER	4,279	4,637	8,916	3,974	4,136	8,110	8%		12%		10%

[1]	Includes plasma-derived hemophilia (FVII, FVIII, FIX and FEIBA), albumin, plasma-based biosurgery (Tisseel) and other plasma-based products.
[2]	Formerly referred to as Fenwal.
[3]	Principally includes vaccines and non-plasma-based biosurgery products (FloSeal & CoSeal).
[4]	Principally includes intravenous solutions and nutritional products.
[5]	Includes ESI Lederle.
[6]	Principally includes oncology and other hospital distributed products.
[7]	Sales of pain management products, which were previously included in Anesthesia, are now reported in either Electronic Infusion Systems or Other, depending on the product. All prior sales data has been reclassified to reflect this change.

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 9

BAXTER INTERNATIONAL INC.

SG&A Analysis of Significant Items

(unaudited)

	Three months ended December 31,	Year ended December 31,
($ in millions)
2002 Reported SG&A	$412	$1,562
Special Items:
Litigation receivable recoveries in 2002	36	60
Vacation policy change	10	16

Base “run rate”	458	1,638
Incremental F/X translation impact	30	110
Restructuring benefits (SG&A component only)	(10)	(17)
Marketing and other increases	3	65

2003 Reported SG&A	$481	$1,796

Growth Rates:
Reported	17%	15%
From base “run rate” to 2003 actual	5%	10%
Excluding F/X translation impact	(1%)	3%

% of Sales:
2003	19.0%	20.1%
2002	18.2%	19.3%

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 10

BAXTER INTERNATIONAL INC.

Cash Flows from Continuing Operations and Changes in Net Debt

(unaudited)

($ in millions)

Cash Flows from Continuing Operations
(Brackets denote cash outflows)	Twelve Months Ended December 31,
	2003	2002
Income from continuing operations before Q3, 2003 cumulative effect of accounting changes	$922	$1,033
Adjustments
Depreciation and amortization	545	439
Deferred income taxes	106	72
Restructuring charges	337	26
Loss (gain) on asset dispositions and impairments, net	(14)	26
IPR&D	—	163
Other	14	40
Changes in balance sheet items
Accounts receivable	4	(276)
Inventories	(151)	(269)
Accounts payable and accrued liabilities	(152)	39
Restructuring payments	(79)	(2)
Net litigation payable and other	(108)	(40)

Cash flows from continuing operations	$1,424	$1,251

Changes in Net Debt
Increase (decrease)	Twelve Months Ended December 31,
	2003	2002
Net debt, January 1	$3,449	$2,105

Cash flows from continuing operations	(1,424)	(1,251)
Capital expenditures	789	848
Dividends	346	349
Acquisitions, including assumed debt	80	466
Issuances of stock	(644)	(414)
Purchases of treasury stock	714	1,169
Other, including the effect of exchange rate changes	320	177

Increase in net debt	181	1,344

Net debt, December 31	$3,630	$3,449

Key statistics, December 31:
Days sales outstanding	53.0	54.5
Inventory turns	2.6	2.7
Net-debt-to-capital ratio (A)	39.6%	40.3%

(A)	The net-debt-to-capital ratio was calculated in accordance with the company's primary credit agreements, which give 70% equity credit to the company's December 2002 $1.25 billion issuance of equity units.

BAXTER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS – PAGE 11

Supplemental Annual Schedule

BAXTER INTERNATIONAL INC.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31,
	2003	2002
($ in millions)
ASSETS
Cash and equivalents	$944	$1,169
Receivables	1,979	1,838	A
Inventories	2,101	1,745	B
Other current assets	430	408

Total current assets	5,454	5,160

Property, plant & equipment, net (PP&E)	4,585	3,907	C
Other assets	3,740	3,411

Total assets	$13,779	$12,478

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$153	$220
Other current liabilities (1)	3,666	3,631
Long-term debt	4,421	4,398
Other long-term liabilities (1)	2,216	1,290	D
Stockholders’ equity	3,323	2,939

Total liabilities and stockholders’ equity	$13,779	$12,478

A	Accounts receivable increased by $141 million, principally due to the strengthening Euro.

B	Inventories increased by $356 million. This increase was primarily related to increased inventory in the BioScience business and the strengthening Euro, partially offset by improved turns in all other businesses.

C	PP&E increased by $678 million. This increase was primarily due to several large projects, including those related to vaccines, drug delivery and other products, as well as the strengthening Euro.

D	Other long-term liabilities increased by $926 million. This increase was primarily due to increased pension liabilities of $256 million and increased hedge-related liabilities of $864 million. The majority of the increase in the hedge-related liabilities relates to net investment hedges, and is offset by an increase in the value of the hedged net assets due to strengthening currencies. See (1) below.

(1)	The following is a summary of the net investment hedges included in other current and long-term liabilities:

	December 31,
	2003	2002
Other current liabilities	$172	$498
Other long-term liabilities	785	—

Total	$957	$498